UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 22, 2015
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

On December 22, 2015, BioRestorative Therapies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The following is a listing of the votes cast for or withheld, and the number of broker non-votes, with respect to the nominee for Class I director and a listing of the votes cast for and against, as well as abstentions and broker-non votes, with respect to each other matter voted upon at the Annual Meeting, as applicable.  At the Annual Meeting, the Company’s stockholders (i) elected the nominee as a Class I director, (ii) approved amendments to the Company’s 2010 Equity Participation Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,000,000 to 2,250,000, and (iii) ratified the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

1.	Election of Class I Director:

	Number of Shares
	For	Withheld	Broker Non-Votes
Charles S. Ryan	1,365,608	758	390,889

2.	Approval of amendments to the Company’s 2010 Equity Participation Plan to increase the number of shares of common stock authorized to be issued pursuant to the plan from 1,000,000 to 2,250,000:

For	1,360,461
Against	5,904
Abstentions	1
Broker Non-Votes	390,889

3.	Ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	1,756,805
Against	7
Abstentions	443

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company increased the number of shares authorized to be issued pursuant to the Plan from 1,000,000 to 2,000,000, subject to stockholder approval.  Concurrently, the Compensation Committee granted ten-year options for the purchase of an aggregate of 505,250 shares of the Company’s common stock at an exercise price of $7.00 per share, with such options vesting in accordance with the schedules approved by the Compensation Committee (the “Granted Options”), including the following grants to the Company’s executive officers and directors: (i) Mark Weinreb, the Company’s President and Chief Executive Officer and one of the Company’s directors, an option to purchase 208,000 common shares, (ii) A. Jeffrey Radov, one of the Company’s directors and the Chairman of the Audit Committee of the Board, an option to purchase 115,500 common shares, (iii) Paul Jude Tonna, one of the Company’s directors and the Chairman of the Compensation Committee, an option to purchase 60,000 common shares, (iv) Dr. Charles S. Ryan, one of the Company’s directors, an option to purchase 20,000 common shares, (v) Francisco Silva, the Company’s Vice President of Research and Development, an option to purchase 25,000 common shares, (vi) Edward L. Field, President of the Company’s Disc/Spine Division, an option to purchase 25,000 common shares, and (vii) Mandy Clyde, the Company’s Vice President of Operations, an option to purchase 25,500 common shares.  On November 6, 2015, the Compensation Committee further increased the number of shares authorized to be issued pursuant to the Plan to 2,250,000, subject to stockholder approval.  The exercisability of the Granted Options was subject to stockholder approval of the cumulative increase in the number of shares authorized to be issued pursuant to the Plan from 1,000,000 to 2,250,000 (the “Plan Authorized Share Increase”).  As set forth in Item 5.07 above, the stockholders of the Company approved the Plan Authorized Share Increase at the Annual Meeting.  As a result of such approval, the Granted Options are exercisable in accordance with the vesting schedules approved by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: December 22, 2015	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer